CERTIFICATE OF INCORPORATION WITH RESPECT TO
                            SINERGIA ARAGONESA, S.L.

THE UNDERSIGNED, CESAR RODRIGUEZ, ATTORNEY-AT-LAW, OFFICIATING UNDER SPANISH BAR ASSOCIATION, DECLARES THAT:

     1.- SINERGIA ARAGONESA, S.L. HEREINAFTER REFERRED TO AS THE "COMPANY" IS A CLOSED COMPANY WITH LIMITED LIABILITY, ORGANISED UNDER THE LAWS OF SPAIN, HAVING ITS REGISTERED OFFICE AT ZARAGOZA (STREET: AVENIDA ACADEMIA GENERAL MILITAR; NUMBER 52) AND HAVING ITS OFFICES AT SUCH PLACE, AND BEING REGISTERED IN THE MERCANTILE REGISTER OF ZARAGOZA ON PAGE Z-26105 OF VOLUME 2491, BOOK 0, FOLIO 202.

     2.- ACCORDING TO THE REGISTRATION OF THE AFOREMENTIONED MERCANTILE REGISTER, THE ARTICLES OF ASSOCIATION OF THE COMPANY HAVE NOT BEEN AMENDED SINCE THE INCORPORATION OF THE COMPANY, EXECUTED BEFORE D. FERNANDO USON VALERO, CIVIL LAW NOTARY, OFFICIATING IN ZARAGOZA, ON 28 OCTOBER 1999.

     3.- ACCORDING TO ARTICLE 2 OF THE RECENT ARTICLES OF ASSOCIATION OF THE COMPANY, THE PURPOSE OF THE COMPANY IS THE CONSTRUCTION, INSTALLATION AND DEVELOPMENT OF ELECTRICAL ENERGY PRODUCTION SITES, ESPECIALLY THROUGH THE EXPLOITATION OF WIND FARMS. THE LISTED ACTIVITIES CAN BE DEVELOPED INDIRECTLY, TOTALLY OR PARTIALLY, THROUGH PARTICIPATION IN OTHER COMPANIES WITH ANALOGOUS OR IDENTICAL OBJECTS.

     4.- THE COMPANY CAN GIVE SECURITIES FOR DEBTS OF GROUP-COMPANIES AND OF ITS SHAREHOLDERS.

     5.- THE COMPANY CAN PARTICIPATE IN, MANAGE AND FINANCE THESE ENTERPRISES.

     6.-  ACCORDING  TO  THE  REGISTRATION  OF  THE  AFOREMENTIONED   MERCANTILE
     REGISTER, THE DIRECTORS OF THE COMPANY ARE:

          1. DEREK JOHN SPENCER, BORN ON 29 MAY 1941, MARRIED, OF BRITISH NATIONALITY, RESIDING AT 23 PASEO DE LA CASTELLANA, 1ST FLOOR, MADRID.

          2. CINERGY 2 BV, A DUTCH COMPANY WITH DOMICILE IN ROTTERDAM, THE NETHERLANDS AND INSCRIBED IN THE REGISTER OF THE CHAMBER OF COMMERCE OF AMSTERDAM UNDER NUMBER 33256762, REPRESENTED BY MARIA
               G. ARGUELLES.

          3. CINERGY GLOBAL POWER, INC., A COMPANY DULY CONSITUTED IN THE STATE OF DELAWARE, USA UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, REPRESENTED BY FRANCISCO RAUSELL SOLARI.

          4. SERGIO SAMPER RIVAS, MARRIED, OF SPANISH NATIONALITY, RESIDING AT AVENIDA ACADEMIA GENERAL MILITAR 52 OF ZARAGOZA, SPAIN.

          5. JORGE SAMPER RIVAS, SINGLE, OF SPANISH NATIONALITY, RESIDING AT AVENIDA ACADEMIA GENERAL MILITAR 52 OF ZARAGOZA, SPAIN.

          6. MARIA REYES VIDAL VICENTE, MARRIED, OF SPANISH NATIONALITY, RESIDING AT CAMINO DE LAS TORRES 31 OF ZARAGOZA, SPAIN.



SIGNED IN MADRID ON 24 APRIL 2000


FDO. CESAR RODRIGUEZ GONZALEZ
OVIEDO BAR ASSOCIATION (SPAIN), N(0) 3.133